UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2020

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 3, 2020, Veoneer, Inc. (the “Company” or “Veoneer”) issued a press release announcing its wholly-owned subsidiary Veoneer AB completed the sale of its 51% ownership in each of Veoneer Nissin Brake Systems Japan Co., Ltd. (“VNBJ”) and Veoneer Nissin Brake Systems (Zhongshan) Co., Ltd. (“VNBZ,” and together with VNBJ, the “Target Companies”), which together comprised the Company’s Veoneer Nissin Brake Systems (“VNBS”) joint venture with Nissin Kogyo Co., Ltd. (“Nissin”). The Company announced its entry into the share purchase agreements with Nissin and Honda Motor Co., Ltd. (“Honda”) related to the sale of each of VNBJ and VNBZ on October 30, 2019.

The aggregate purchase price for both transactions was approximately $176 million. In connection with the completion of these transactions, Veoneer was repaid an outstanding loan of approximately $20 million, and in January 2020, Veoneer received a special dividend from VNBZ of approximately $5 million, for a total cash impact of approximately $200 million. Veoneer anticipates that it will receive net cash proceeds of approximately $170 million from these transactions.

VNBS was formed on March 7, 2016 pursuant to a joint venture agreement, as amended (the “JV Agreement”), among Veoneer AB and Veoneer US, Inc., Nissin, Nissin Kogyo Holdings USA, Inc. and Zhongshan Nissin Industry Co., Ltd. On June 28, 2019, Veoneer acquired Nissin Kogyo’s interests in the US operations of VNBS. Upon the closing of the transactions, the Amendment and Termination of the Joint Venture Agreement, entered into the parties on October 30, 2019, became effective. The Amendment provides for the termination of the JV Agreement with respect to the Veoneer entities party to the JV Agreement.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2020, the Company issued a press release announcing its financial results for the fourth quarter of 2019. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales,” “changes in organic sales growth,” “net working capital,” “EBITDA,” “Segment EBITDA,” and “cash flow before financing activities,” all of which are adjustments from comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP).  These financial measures, as used herein, differ from financial measures reported under GAAP, and management believes that these financial presentations provide useful supplemental information, which is important to a proper understanding by investors of the Company’s core business results.  These presentations should not be viewed as substitutes, but rather as additions, to financial reporting measures prepared in accordance with GAAP. Additionally, these measures, as defined, may not be comparable to similarly titled measures used by other companies. For an explanation of the reasons why management uses these figures, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 22, 2019, and the Company's Quarterly Report on Form 10-Q filed with the SEC on October 23, 2019.
Item 7.01 Regulation FD Disclosure.
On February 5, 2020, the Company issued a press release announcing its financial results for the fourth quarter of 2019. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
The information in Items 2.02 and 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated February 3, 2020 (Completion of Divestiture).
99.2	Press Release of Veoneer, Inc. dated February 5, 2020 (Earnings Release).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated February 3, 2020 (Completion of Divestiture).
99.2	Press Release of Veoneer, Inc. dated February 5, 2020 (Earnings Release).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  February 5, 2020